UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2021

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Business Bank of Florida, Corp.

On August 23, 2021, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”), and Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“SNB”), entered into an Agreement and Plan of Merger (the “Business Bank Merger Agreement”) with Business Bank of Florida, Corp., a Florida corporation (“Business Bank”), and Florida Business Bank, a Florida chartered bank and wholly-owned subsidiary of Business Bank. The Business Bank Merger Agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, Seacoast will acquire Business Bank pursuant to the merger of Business Bank with and into Seacoast (the “Business Bank Merger”) and the merger of Florida Business Bank with and into SNB (the “Florida Business Bank Merger”), with Seacoast surviving the Business Bank Merger as the surviving corporation and with SNB surviving the Florida Business Bank Merger as the surviving bank.

Subject to the terms and conditions of the Business Bank Merger Agreement, which has been approved by the Board of Directors of Seacoast and Business Bank, upon completion of the Business Bank Merger, each outstanding share of Business Bank common stock will be converted into the right to receive 0.7997 (the “Business Bank Exchange Ratio”) of a share of Seacoast common stock, subject to the payment of cash in lieu of fractional shares (the “Business Bank Merger Consideration”). In the event that Business Bank’s consolidated tangible shareholders’ equity is less than Business Bank’s target consolidated tangible shareholders’ equity (defined in the Business Bank Merger Agreement as $21.4 million, less the impact of after-tax permitted expenses including (i) those reasonable expenses incurred in connection with the Business Bank Merger and (ii) the fee payable to Business Bank’s financial advisor) and Florida Business Bank’s general allowance for loan and lease losses is less than 1.61% of total loans and leases outstanding (excluding loans originated under the Paycheck Protection Program (“PPP”)), then Seacoast shall have the option to adjust the Business Bank Merger Consideration downward by an amount that is reflective of the overall shortfall between Business Bank’s target consolidated tangible shareholders’ equity and Business Bank’s consolidated tangible shareholders’ equity.

At the effective time of the Business Bank Merger, each Business Bank option shall automatically cease to be outstanding, and, in consideration therefor, Seacoast shall grant to each holder of Business Bank options, as of the effective time, an option to purchase shares of Seacoast common stock pursuant to the 2021 Seacoast Incentive Plan (each, a “Substitute Seacoast Option”), on the same terms and conditions as applicable to each such Business Bank option as in effect immediately prior to the effective time, except that (A) the number of shares of Seacoast common stock subject to such Substitute Seacoast Option shall equal the product of (x) the number of shares of Business Bank common stock subject to such Business Bank option immediately prior to the effective time, multiplied by (y) the Business Bank Exchange Ratio, rounded down to the nearest whole share, and (B) the per share exercise price for the shares of Seacoast common stock issuable upon exercise of such Substitute Seacoast Option shall equal the quotient determined by dividing (x) the exercise price per share of Business Bank common stock at which such Business Bank option was exercisable immediately prior to the effective time by (y) the Business Bank Exchange Ratio, rounded up to the nearest whole cent. Each outstanding share of Seacoast common stock will remain outstanding and be unaffected by the Business Bank Merger.

The Business Bank Merger Agreement contains customary representations and warranties from both Seacoast and Business Bank and each have agreed to customary covenants, including, among others, covenants on the part of Business Bank relating to: (1) the conduct of Business Bank’s businesses during the interim period between the execution of the Business Bank Merger Agreement and the completion of the Business Bank Merger, (2) Business Bank’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Business Bank Merger Agreement, and (3) subject to certain exceptions, the recommendation by the Board of Directors of Business Bank in favor of the approval by its shareholders of the Business Bank Merger Agreement, the Business Bank Merger and the other transactions contemplated thereby (including the Florida Business Bank Merger). Business Bank has also agreed not to, and to cause its directors, officers, employees and representatives and affiliates not to, (1) initiate, solicit, encourage or knowingly encourage or facilitate inquiries or proposals with respect to any acquisition proposal, (2) engage or participate in any negotiations concerning, or with, any person relating to, any acquisition proposal or (3) subject to certain exceptions, provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to any acquisition proposal.

Completion of the Business Bank Merger is subject to certain customary conditions, including, among others, (1) adoption of the Business Bank Merger Agreement by Business Bank’s shareholders, (2) required regulatory consents shall have been obtained or made and be in full force and effect and all waiting periods required by law shall have expired and such required regulatory consents shall not be subject to any condition or consequence that would, after the effective time of the Business Bank Merger, have a material adverse effect on Seacoast or any of its subsidiaries, including Business Bank, (3) the absence of any order issued by any governmental authority preventing the consummation of the Business Bank Merger and the absence of any law or order enacted, entered, promulgated or enforced by any governmental entity that prohibits, restrains or makes illegal the consummation of the Business Bank Merger, (4) the effectiveness of the registration statement for the Seacoast common stock to be issued in the Business Bank Merger and (5) the approval for listing of the Seacoast common stock to be issued in the Business Bank Merger on NASDAQ.

Each party’s obligation to complete the Business Bank Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Business Bank Merger Agreement, (3) corporate authorization, and (4) since the date of the Business Bank Merger Agreement, no fact, circumstance or event has occurred or is reasonably likely to have a material adverse effect.

In addition, Seacoast’s obligation to complete the Business Bank Merger is subject to the satisfaction of certain conditions by Business Bank, including (1) the receipt of all consents required as a result of the Business Bank Merger pursuant to certain contracts, (2) the holders of no more than 5% of Business Bank common stock shall have exercised their dissenters’ rights, (3) receipt by Seacoast of an opinion from its counsel to the effect that the Business Bank Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended, (4) Seacoast’s receipt of executed claims letters and restrictive covenant agreements by directors of Business Bank, (5) Business Bank’s consolidated tangible shareholders’ equity must be not less than $21.4 million and Florida Business Bank’s general allowance for loan and lease losses must not be less than 1.61% of total loans and leases outstanding (excluding PPP loans), (6) the termination by Business Bank of all outstanding equity awards and the termination by the Business Bank board of directors and shareholders of the Business Bank stock plans, (7) if required, the shareholders of Business Bank will have voted in a manner that satisfies the stockholder approval requirements for exemption under Section 280G of the Internal Revenue Code for the right of certain disqualified individuals to receive or retain certain payments and benefits and (8) the receipt of a non-foreign affidavit.

The Business Bank Merger Agreement provides certain termination rights for both Seacoast and Business Bank and further provides that a termination fee of $1.56 million will be payable by Business Bank upon termination of the Business Bank Merger Agreement under certain circumstances, including if its board of directors withdraws, qualifies or modifies its recommendation that the Business Bank shareholders approve the merger agreement in a manner adverse to Seacoast or has resolved to take such action.

Sabal Palm Bancorp, Inc.

Also on August 23, 2021, Seacoast and SNB entered into an Agreement and Plan of Merger (the “Sabal Merger Agreement”) with Sabal Palm Bancorp, Inc., a Florida corporation (“Sabal Palm”), and Sabal Palm Bank, a Florida chartered bank and wholly-owned subsidiary of Sabal Palm. The Sabal Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Sabal Merger Agreement, Seacoast will acquire Sabal Palm pursuant to the merger of Sabal Palm with and into Seacoast (the “Sabal Merger”) and the merger of Sabal Palm Bank with and into SNB (the “Sabal Bank Merger”), with Seacoast surviving the Sabal Merger as the surviving corporation and with SNB surviving the Sabal Bank Merger as the surviving bank.

Subject to the terms and conditions of the Sabal Merger Agreement, which has been approved by the Board of Directors of Seacoast and Sabal Palm, upon completion of the Sabal Merger, each outstanding share of Sabal Palm common stock will be converted into the right to receive 0.2203 (the “Sabal Exchange Ratio”) of a share of Seacoast common stock, subject to the payment of cash in lieu of fractional shares (the “Sabal Merger Consideration”). In the event that Sabal Palm’s consolidated tangible shareholders’ equity is less than Sabal Palm’s target consolidated tangible shareholders’ equity (defined in the Sabal Merger Agreement as $30.3 million, less the impact of after-tax permitted expenses including (i) those reasonable expenses incurred in connection with the Sabal Merger and (ii) the fee payable to Sabal’s financial advisor) and Sabal Palm Bank’s general allowance for loan and lease losses is less than 1.14% of total loans and leases outstanding (excluding loans originated under the PPP), then Seacoast shall have the option to adjust the Sabal Merger Consideration downward by an amount that is reflective of the overall shortfall between Sabal’s target consolidated tangible shareholders’ equity and Sabal’s consolidated tangible shareholders’ equity.

At the effective time of the Sabal Merger, each Sabal option shall automatically cease to be outstanding, and, in consideration therefor, Seacoast shall grant to each holder of Sabal options, as of the effective time, a Substitute Seacoast Option on the same terms and conditions as applicable to each such Sabal option as in effect immediately prior to the effective time, except that (A) the number of shares of Seacoast common stock subject to such Substitute Seacoast Option shall equal the product of (x) the number of shares of Sabal common stock subject to such Sabal option immediately prior to the effective time, multiplied by (y) the Sabal Exchange Ratio, rounded down to the nearest whole share, and (B) the per share exercise price for the shares of Seacoast common stock issuable upon exercise of such Substitute Seacoast Option shall equal the quotient determined by dividing (x) the exercise price per share of Sabal common stock at which such Sabal option was exercisable immediately prior to the effective time by (y) the Sabal Exchange Ratio, rounded up to the nearest whole cent. Each outstanding share of Seacoast common stock will remain outstanding and be unaffected by the Sabal Merger.

The Sabal Merger Agreement contains customary representations and warranties from both Seacoast and Sabal and each have agreed to customary covenants, including, among others, covenants on the part of Sabal relating to: (1) the conduct of Sabal’s businesses during the interim period between the execution of the Sabal Merger Agreement and the completion of the Sabal Merger, (2) Sabal’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Sabal Merger Agreement, and (3) subject to certain exceptions, the recommendation by the Board of Directors of Sabal in favor of the approval by its shareholders of the Sabal Merger Agreement, the Sabal Merger and the other transactions contemplated thereby (including the Sabal Palm Bank Merger). Sabal has also agreed not to, and to cause its directors, officers, employees and representatives and affiliates not to, (1) initiate, solicit, encourage or knowingly encourage or facilitate inquiries or proposals with respect to any acquisition proposal, (2) engage or participate in any negotiations concerning, or with, any person relating to, any acquisition proposal or (3) subject to certain exceptions, provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to any acquisition proposal. Sabal has also agreed to redeem all of its issued and outstanding subordinated debt securities or facilitate or cause the holders of the debt securities to convert such securities into Sabal common stock effective as of the closing of the Sabal Merger.

Completion of the Sabal Merger is subject to certain customary conditions, including, among others, (1) adoption of the Sabal Merger Agreement by Sabal’s shareholders, (2) required regulatory consents shall have been obtained or made and be in full force and effect and all waiting periods required by law shall have expired and such required regulatory consents shall not be subject to any condition or consequence that would, after the effective time of the Sabal Merger, have a material adverse effect on Seacoast or any of its subsidiaries, including Sabal, (3) the absence of any order issued by any governmental authority preventing the consummation of the Sabal Merger and the absence of any law or order enacted, entered, promulgated or enforced by any governmental entity that prohibits, restrains or makes illegal the consummation of the Sabal Merger, (4) the effectiveness of the registration statement for the Seacoast common stock to be issued in the Sabal Merger and (5) the approval for listing of the Seacoast common stock to be issued in the Sabal Merger on NASDAQ.

Each party’s obligation to complete the Sabal Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Sabal Merger Agreement, (3) corporate authorization, and (4) since the date of the Sabal Merger Agreement, no fact, circumstance or event has occurred or is reasonably likely to have a material adverse effect.

In addition, Seacoast’s obligation to complete the Sabal Merger is subject to the satisfaction of certain conditions by Sabal, including (1) the receipt of all consents required as a result of the Sabal Merger pursuant to certain contracts, (2) the holders of no more than 5% of Sabal common stock shall have exercised their dissenters’ rights, (3) receipt by Seacoast of an opinion from its counsel to the effect that the Sabal Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended, (4) Seacoast’s receipt of executed claims letters and restrictive covenant agreements by certain officers and/or directors of Sabal, (5) Sabal’s consolidated tangible shareholders’ equity must be not less than $30.3 million and Sabal Palm Bank’s general allowance for loan and lease losses must not be less than 1.14% of total loans and leases outstanding (excluding PPP loans), (6) the termination by Sabal of all outstanding equity awards and the termination by the Sabal board of directors and shareholders of the Sabal stock plans, (7) if required, the shareholders of Sabal will have voted in a manner that satisfies the stockholder approval requirements for exemption under Section 280G of the Internal Revenue Code for the right of certain disqualified individuals to receive or retain certain payments and benefits and (8) the receipt of a non-foreign affidavit.

The Sabal Merger Agreement provides certain termination rights for both Seacoast and Sabal, and further provides that a termination fee of $2.42 million will be payable by Sabal upon termination of the Sabal Merger Agreement under certain circumstances, including if its board of directors withdraws, qualifies or modifies its recommendation that the Sabal shareholders approve the merger agreement in a manner adverse to Seacoast or has resolved to take such action.

Sabal may terminate the Sabal Merger Agreement if (A) (i) the average closing price of Seacoast’s common stock at any time during the five day period commencing with the earlier of (x) the date on which the last required regulatory approval is obtained or (y) the date on which Sabal shareholder approval is obtained, is less than (ii) 85% of the average closing price of Seacoast’s common stock for the 10 trading days ending on August 20, 2021,which was $31.58, (B) Seacoast’s common stock underperforms a peer-group index (the NASDAQ Bank Index) by more than 20% and (C) Seacoast does not elect to increase the Sabal Merger Consideration by a formula-based amount.

The foregoing descriptions of the Business Bank Merger and the Sabal Merger (collectively, the “Mergers”) and the Business Bank Merger Agreement and the Sabal Merger Agreement (collectively, the “Merger Agreements”) do not purport to be complete and are qualified in their entirety by reference to the Business Bank Merger Agreement and the Sabal Merger Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto, and are incorporated into this report by reference thereto. The Merger Agreements have been attached as exhibits to this report in order to provide investors and shareholders with information regarding their terms. The Merger Agreements are not intended to provide any other financial information about Seacoast, Business Bank, Sabal or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreements were made only for purposes of those agreements and as of specific dates, are solely for the benefit of the parties to the Merger Agreements, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Seacoast, Business Bank, Sabal or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreements, which subsequent information may or may not be fully reflected in public disclosures by Seacoast.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Seacoast will file with the SEC a registration statement on Form S-4 containing a proxy statement of Sabal Palm Bancorp, Inc. and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed transaction. A definitive proxy statement/prospectus will be mailed to shareholders of Sabal Palm Bancorp, Inc. Seacoast will file with the SEC a registration statement on Form S-4 containing a proxy statement of Business Bank of Florida, Corp. and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed transaction. A definitive proxy statement/prospectus will be mailed to shareholders of Business Bank of Florida, Corp. Investors and shareholders of Seacoast, SABAL PALM BANCORP, INC. and Business Bank OF FLORIDA, CORP. are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS carefully and in their entirety when they become available because they will contain important information. Investors and shareholders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast’s internet website or by contacting Seacoast’s Investor Relations at (772) 288-6085.

Sabal Palm Bancorp, Inc., Business Bank of Florida, Corp., their directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed mergers. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of each entity in connection with the mergers; the timing to consummate the proposed mergers; changes in Seacoast’s share price before closing; the risk that a condition to closing of the proposed mergers may not be satisfied; the risk that a regulatory approval that may be required for either of the proposed mergers is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed mergers; the parties' ability to promptly and effectively integrate the businesses of Seacoast, Sabal Palm Bancorp, Inc., and Business Bank of Florida, Corp., including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the mergers; the failure to consummate or any delay in consummating the mergers for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the difficulties and risks inherent with entering new markets; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on each of the entities and the proposed transaction and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report, Form 10-Q report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast, Sabal Palm Bancorp, Inc., and Business Bank of Florida, Corp.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 23, 2021, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, Business Bank of Florida, Corp. and Florida Business Bank.
2.2	Agreement and Plan of Merger, dated as of August 23, 2021, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, Sabal Palm Bancorp, Inc. and Sabal Palm Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Tracey L. Dexter
Tracey L. Dexter
Chief Financial Officer

Date: August 27, 2021